UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 10, 2011, PharmAthene, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Leerink Swann LLC and Noble Financial Capital Markets (the “Placement Agents”), relating to the Company’s registered offer and sale of shares of its common stock and warrants to purchase its common stock.  A copy of the Placement Agency Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Also on June 10, 2011, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain accredited investors.  The Subscription Agreements relate to the issuance and sale to these investors in a registered offering by the Company of an aggregate of 1,857,143 units (“Units”) for a purchase price of $3.50 per Unit, with each Unit consisting of one share of the Company’s common stock (each a “Share,” and, collectively, the “Shares”) and one warrant to purchase 0.2 of a share of common stock (each a “Warrant,” and, collectively, the “Warrants”). The Shares and Warrants are immediately separable and will be issued separately. The Company expects to receive net proceeds of approximately $5,765,000 after placement agent fees and other offering expenses.  The Subscription Agreements contains representations, warranties, and covenants of the Company and the investors that are customary for transactions of this type. The form of Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrants are exercisable immediately at an exercise price of $3.50 per share until the fifth anniversary of the date of issuance. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock dividends and stock splits, distributions of debt, securities, rights, warrants or other assets, and fundamental transactions.  A copy of the form of Warrant is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Pursuant to the Placement Agency Agreement, the Placement Agents will receive an aggregate fee of 7.0% of the gross proceeds from the offering.  In addition, the Company will reimburse the Placement Agents for expenses incurred in connection with the transaction (including reasonable attorney’s fees and expenses) up to $85,000, and has agreed to grant Leerink Swann LLC a right of first refusal to provide certain services to the Company in the future, as further described in the Prospectus Supplement (as defined below).

The description of the offering provided herein is qualified in its entirety by reference to the Placement Agency Agreement, the form of Subscription Agreement and the form of Warrant.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Placement Agency Agreement, the form of Subscription Agreement and the form of Warrant in order to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Commission.  Each of the agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Placement Agency Agreement and the form of Subscription Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The units are being issued pursuant to a prospectus supplement dated June 10, 2011, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-156997), including a related prospectus, which was declared effective by the Securities and Exchange Commission on February 12, 2009.

Item 8.01	Other Events.

On June 10, 2011, the Company issued a press release announcing the execution of the Placement Agency Agreement and the Subscription Agreements and the general terms of the units being offered.  The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  The following exhibits are filed herewith:

No.	Description

1.1	Placement Agency Agreement dated as of June 10, 2011 by and among the Company, Leerink Swann LLC and Noble Financial Capital Markets

5.1	Opinion of SNR Denton US LLP

10.1	Form of Subscription Agreement dated as of June 10, 2011

10.2	Form of Warrant

99.1	Press Release dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: June 10, 2011	By:	/s/ Jordan P. Karp
Jordan P. Karp
Senior Vice President and General Counsel